UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2006

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
State of Other Jurisdiction	Commission File Number	I.R.S. Employer
of Incorporation		Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
On July 26, 2006, Legacy Bancorp, Inc. (the “Company”) the holding company for Legacy Banks, issued a press release announcing its financial results for the second quarter of 2006. The Company will conduct a conference call at 3:00 p.m. Eastern Time on July 27, 2006 to discuss the results for the quarter and six months ended June 30, 2006. Instructions on how to access the call are contained in the press release, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On July 26, 2006, the Company also announced that the Company’s Board of Directors has set the date and agenda for a special meeting of shareholders. The special meeting will be held on Wednesday, November 1, 2006, at 9:00 a.m. (Eastern Time) at the Cranwell Conference Center, 55 Lee Road, Lenox, Massachusetts. The record date for shareholders entitled to vote at the meeting will be September 15, 2006. At the special meeting, shareholders will be asked to consider and approve the adoption of the 2006 Equity Incentive Plan.
Item 9.01 Financial Statements And Exhibits
(c)	Attached as Exhibit 99.1 is the press release issued by the Company on July 26, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
	By:	/s/ J. Williar Dunlaevy
Date: July 27, 2006		J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX
99.1	Press release issued by the Company on July 26, 2006.